EXHIBIT 99.2


NEITHER THESE WARRANTS NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEY MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION (OR AN EXEMPTION FROM REGISTRATION) THEREUNDER. THESE WARRANTS HAVE BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE WARRANT HOLDER THAT THESE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION OF THESE WARRANTS OR THE UNDERLYING SHARES. THE TRANSFER OF THESE WARRANTS IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN.

                                                                __________, 199_

                                ____,___ Warrants
                        IMAGING TECHNOLOGIES CORPORATION
               RESTATED AND AMENDED COMMON STOCK PURCHASE WARRANTS
           (Void after 5:00 p.m. California time, ____________, _____)

                    Certificate Evidencing ____,000 Warrants
     (One Warrant is required for the purchase of one share of Common Stock, subject to adjustment as provided below)


         This is to certify that, for value received and subject to the conditions herein set forth, ___________ (the "WARRANT HOLDER") is entitled to purchase, at any time after 9:00 a.m. California time on ______________, and in any event no later than 5:00 p.m. California time on __________ (the "Expiration Date"), such number of shares of Common Stock, $0.005 par value, of Imaging Technologies Corporation, a Delaware corporation (the "Company"), as shall equal the number of Warrants evidenced by this Certificate (such shares purchasable upon exercise of the Warrants are herein called the "Warrant Stock"), at $___ per share; provided that such right of exercise shall be limited by the following vesting schedule:

         (i) ____,000 underlying shares of the Warrants shall first vest and become exercisable on ____________; and

         (ii) ____,000 underlying shares of the Warrants shall first vest and become exercisable on the _____ day of each month for ______ months.

The amount per share specified above, as adjusted from time to time pursuant to the provisions hereinafter set forth, is herein called the "Purchase Price."

         1. (a) If the Company shall, prior to the exercise of these Warrants, divide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock purchasable upon exercise of these Warrants immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock purchasable upon exercise of these Warrants immediately prior to such combination shall be proportionately decreased. Any such adjustment to the number of shares shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

                  (b) Whenever the number of shares of Common Stock purchasable upon the exercise of these Warrants is required to be adjusted as provided in this Section 1, the Purchase Price shall be adjusted (to the nearest cent) by multiplying such Purchase Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of these Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                  (c) In case of any reclassification of the outstanding shares of Common Stock, other than a change covered by paragraph 1(a) hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or capital reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holder of these Warrants shall have the right thereafter (until the expiration of the right of exercise of these Warrants) to receive upon the exercise thereof, for the same aggregate Purchase Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, which a holder of the number of shares of Common Stock of the Company would obtain upon exercise of these Warrants immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by paragraph 1(a), then such adjustment shall be made pursuant to both paragraph 1(a) and this paragraph 1(c). The provisions of this paragraph 1(c) shall similarly apply to successive reclassifications, or capital reorganization, mergers or consolidations, sales or other transfers.

                  (d) When any adjustment is required to be made pursuant to this Section 1, the Company, upon the subsequent written request of any holder of the Warrants, shall promptly mail to said holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth, if applicable, the kind and amount of stock or other securities or property into which the Warrants shall be exercisable following the occurrence of any of the events specified.

                  (e) The Company shall not be required upon the exercise of any of the Warrants evidenced hereby to issue any fraction of shares, but shall make any adjustment therefor in cash on the basis of the fair market value of any such fractional interest as it shall appear on the public market for such shares, or, if there is no public market for such shares, then as shall be reasonably determined by the Company.

                  (f) The Company may at any time in its sole discretion which shall be conclusive make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or signed, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as changed.

         2. The Company agrees that (i) a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants upon the basis hereinbefore set forth shall at all times during the term of said Warrants be reserved for the exercise thereof, (ii) it shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit exercise of these Warrants, and (iii) during the term of the Warrants it will keep current in filing all forms and other materials, if any, required to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended.

         3. Exercise may be made of all or any part of the Warrants evidenced by this Certificate by surrendering it, with the purchase form provided for herein duly executed by the registered owner hereof, at the office of the Company, 15175 Innovation Drive, San Diego, California 92128 or at such other office or agency as the Company may designate, accompanied by payment in full, of the Purchase Price payable in respect of the Warrants being exercised as follows:
(i) by payment in cash or by certified or official bank check, or (ii) with prior approval by the board of directors, and only with such prior approval, by any combination of payment by means described in (i) above and payment in the form of a promissory note with a maximum of a two year term, bearing interest at the prime rate of interest as reported by Bank of America NT&SA in San Francisco, California, from time to time, plus one percent (1%) and the collateral and terms for which, as determined at the sole discretion of the board of directors, shall consist of the Common Stock issued at the time of the exercise; provided that with respect of the exercise of any of the Warrants evidenced by this Certificate, payment by the means described in (i) above must be made for an amount equal to at least the par value of the Common Stock of the Company multiplied by the number of shares of Warrant Stock issued upon exercise.

If less than all of the Warrants evidenced by any Certificate are exercised, the Company will, upon such exercise, execute and deliver to the registered owner hereof a new certificate (dated the date hereof) evidencing the Warrants not so exercised.

         4. By acceptance of this Warrant Certificate the WARRANT HOLDER hereby represents, warrants and acknowledges to the Company as follows:

                  (a) The WARRANT HOLDER acknowledges that the purchase, if made, of the Warrant Stock involves a high degree of risk and further acknowledges that he can bear the economic risk of the acquisition of the Warrant Stock, including the total loss of his investment.

                  (b) By reason of his business and financial experience, the WARRANT HOLDER has the capacity to protect his own interests in this transaction and is acquiring (and will acquire) the Warrant Stock for his own account and not with a view to distribution.

                  (c) The WARRANT HOLDER understands that the Warrants and the Warrant Stock are being and will be offered and sold to him in reliance on specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, and acknowledgments of the WARRANT HOLDER set forth herein in order to determine the applicability of such exemptions and the suitability of the WARRANT HOLDER to acquire the Warrants and the Warrant Stock.

                  (d) The WARRANT HOLDER understands that no federal or state agency has passed on or made any recommendation or endorsement of the Warrants and/or the Warrant Stock.

         5. (a) The exercise of the Warrants and the issuance of Warrant Stock upon such exercise shall be subject to compliance by the Company and the WARRANT HOLDER with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

                  (b) In connection with and as a condition to the exercise of the Warrants, the WARRANT HOLDER shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

                  (c) Share certificates issued upon exercise of the Warrants shall contain appropriate restrictive legends in connection with federal and state securities laws, unless a registration statement under the 1933 Act has been completed prior to the exercise of said Warrants.

                  The Warrant shall become first exercisable on the date provided only if the WARRANT HOLDER continues to be employed by (or as a director of) either the Corporation or one of the Corporation's subsidiaries on such date. A Warrant, otherwise unexercisable, shall terminate entirely and cease to be exercisable should the named holder cease to be an employee or a director of the Corporation or one of its subsidiaries.

         6. All shares of Common Stock or other securities delivered upon the exercise or conversion of the Warrants evidenced hereby shall be validly issued, fully paid and nonassessable.

         7. This Certificate and the Warrants evidenced hereby shall be nontransferable by the WARRANT HOLDER, except to the WARRANT HOLDER's heirs or legatees. In the event of the WARRANT HOLDER's death, the WARRANT HOLDER's administrator or executor shall give notice of said transfer to the Company, which notice shall contain a request that the Company reissue the certificate or certificates evidencing the Warrants to reflect said transfer upon surrender of the certificate evidencing the Warrants being so transferred.

         8. The WARRANT HOLDER shall not, by virtue of ownership of Warrants, be entitled to any rights whatsoever of a shareholder of the Company.

         9. This Certificate and these Warrants shall be governed by and construed and interpreted in accordance with the internal laws of the State of California. All disputes arising hereunder shall be tried in federal or state court located in San Diego County, California (the parties hereby submitting to the exclusive personal jurisdiction of and exclusive venue in such courts) and the parties agree that their remedies at law hereunder are adequate and exclusive.

         10. Notice pursuant to these Warrants shall be sufficiently given, if sent by first-class mail, postage pre-paid, addressed, if to the WARRANT HOLDER, to such holder at his last known address as it shall appear in the records of the Company, and if to the Company, at 15175 Innovation Drive, San Diego, California 92127, attn.: Secretary. The parties may alter the addresses to which communications are to be sent hereunder by giving notice of such change of address to the other party in conformity with the provisions of this Section for the giving of notice.

         11. Subject to the restrictions on transfer contained in Section 7 hereof, all the terms and provisions of these Warrants shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         12. Nothing in this Certificate confers upon the WARRANT HOLDER any right to continue in the employ of the Company or any of the Company's subsidiaries or interferes with or restricts in any way the rights of the Company, or any of the Company's subsidiaries, which are hereby expressed reserved, to discharge the WARRANT HOLDER at any time for any reason or no reason, with or without cause (except as may be expressly otherwise stated in a formal written employment agreement between the Company, or any of the Company's subsidiaries, and the WARRANT HOLDER). Except to the extent the terms of any formal written employment agreement between the Company, or any of the Company's subsidiaries, and the WARRANT HOLDER may expressly provide otherwise, neither the Company nor any of the Company's subsidiaries is under any obligation to continue the employment of the WARRANT HOLDER for any period of specific duration.

         13. No amendment, modification, or supplement of this Certificate shall be binding unless executed in writing and signed by the Company and the WARRANT HOLDER.

         Executed as of _________________ in San Diego, California.



                                            IMAGING TECHNOLOGIES CORPORATION


                                             By:   -----------------------------

                                             Title:  ---------------------------

                        IMAGING TECHNOLOGIES CORPORATION
                                SUBSCRIPTION FORM

                              To be Executed by the
                           WARRANT HOLDER In Order to
                             Exercise Warrants Dated
                                 ---------------

|_| I hereby deliver $ ______ and irrevocably elect to exercise _______ Common Stock Purchase Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Common Stock Purchase Warrants.

|_| I hereby deliver $ ______ and a promissory note, the terms of which have been approved by the Board of Directors of the Company, in the principal amount of $_________ and irrevocably elect to exercise _________ Common Stock Purchase Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Common Stock Purchase Warrants.

         The certificates for the securities to be acquired shall be issued (bearing the appropriate legends) in the name of:

(Please Insert Name and Social Security or Other Identifying Number)

 ................................................................................

 ................................................................................
and be delivered to
 ................................................................................

 ................................................................................

 ................................................................................

and if such number of Common Stock Purchase Warrants shall not be all of the Common Stock Purchase Warrants held by the WARRANT HOLDER, that a new Warrant Certificate for the balance of such Common Stock Purchase Warrants be registered in the name of, and delivered to, the WARRANT HOLDER at the address stated
below. ......................................

Date


                                 Name (Printed)


                                    Signature


                                     Address


                                 Social Security No.

                                 Signature Guaranteed